Exhibit 99.1

PRIMUS TELECOMMUNICATIONS REPORTS

FIRST QUARTER 2009 FINANCIAL RESULTS

McLEAN, VA — (MARKET WIRE) – May 20, 2009 — PRIMUS Telecommunications Group, Incorporated (OTCBB: PRTL), a global, facilities-based integrated communications services provider, today announced its results for the quarter ended March 31, 2009.

First Quarter 2009 Highlights:

•	$194 Million Net Revenue

•	$14 Million Income from Operations

•	$20 Million Adjusted EBITDA

•	$14 Million Net Income

As previously reported, on March 16, 2009, PRIMUS Telecommunications Group, Incorporated (“the Company”), together with three domestic subsidiary holding companies (collectively, the “Holding Companies”), filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The Holding Companies' operating subsidiary companies, including those in the United States, Australia, Canada, India, Europe and Brazil (the “Operating Subsidiaries”), are not party to the reorganization and are expected to continue to manage and to operate their business without interruption; and employees, customers, suppliers and partners of these Operating Subsidiaries should be unaffected by the filing of the Holding Companies' Chapter 11 cases.

The plan of reorganization and certain agreements, which are subject to conditions and contingencies and ongoing negotiations with creditors concerning certain outstanding indebtedness of the Holding Companies and the reorganization, have progressed substantially since the original petition was filed; however, definitive support from all creditors for the plan of reorganization has not yet been achieved and in any case would be subject to Bankruptcy Court approval. The Company has issued several press releases, and filed with the SEC several Form 8-Ks, its Form 10-K for the year ended December 31, 2008 and its Form 10-Q for the three months ended March 31, 2009, and those releases and filings, including the financial statements included therein, should be read with the information and data presented herein.

The financial results in this press release have been prepared assuming that each of the Holding Companies will continue as a going concern; however, under bankruptcy each of the Holding Companies operates as a debtor-in-possession, subject to the procedures of the bankruptcy court and the uncertainty of the outcome. Accordingly, the Company’s consolidated quarterly results presented herein have been prepared under the guidance of AICPA Statement of Position No. 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” (“SOP 90-7”). Additionally, during the reorganization process, the Company has elected to suspend its quarterly conference calls.

First Quarter 2009 Financial Results

“First quarter 2009 net revenue was $194 million, down $9 million from $203 million in the prior quarter and down $31 million from the year ago quarter. The $9 million revenue decrease as compared to the prior quarter was comprised of a $5 million decrease from the strengthening of the United States dollar and a $7 million decrease in retail services revenue, partially offset by a $3 million increase in wholesale services revenue,” said Thomas R. Kloster, Chief Financial Officer. “Exclusive of the effect from foreign currency movements, the retail revenue declined in our major operating units primarily as a result of reduced levels of advertising and sales & marketing expenditures in the later part of the fourth quarter 2008 and throughout the first quarter of 2009 and less absolute days and less business days in the quarter ended March 31, 2009 as compared to the quarter ended December 31, 2008. Despite fewer days in the quarter, we continue to experience strong growth and demand for our wholesale services due to our expanded routing and pricing capabilities.” The year-over-year decline of $31 million is comprised of a $41 million decline from foreign currency movements and a $7 million decline from retail operations offset by a $17 million increase in wholesale revenue.

The mix of net revenue for the quarter ended March 31, 2009 was 72% retail (48% residential and 24% business) and 28% wholesale. The first quarter retail revenue mix of 72% compares to 74% and 82% in the prior and year-ago quarters, respectively. Geographic retail revenue mix, as a percent of total revenue, was comprised of 27% from Australia, 27% from Canada, 7% from Europe and 11% from the United States.

Net revenue less cost of revenue was $65 million or 33.5% of net revenue in the first quarter as compared to $67 million and 33.1% in the prior quarter and $84 million and 37.3% in the year-ago quarter. The sequential margin percentage improvement reflects continued focus on network cost reduction. The margin percentage decline as compared to the prior year was partially influenced by a higher percentage of total revenue from lower-margin wholesale revenue.

Selling, general and administrative (SG&A) expense in the first quarter was $45 million (23.2% of net revenue), a decrease from the prior quarter expense of $52 million (25.6% of net revenue) and down $24 million from $69 million (30.7% of net revenue) in the year-ago quarter. The first quarter 2009 SG&A expense improvement as compared to the prior quarter reflects a $3 million decline in advertising and other sales and marketing expenses, a $2 million decline in salaries and benefits as a result of continued headcount and related cost reductions, a $1 million decline in occupancy, professional fees and other general and administrative expenses and a $1 million decrease from the strengthening of the United States dollar.

Income from operations was $14 million in the first quarter, an increase of $7 million from the prior quarter and an increase of $4 million from the year-ago quarter due to the margin percentage and SG&A expense improvement as described above.

First quarter 2009 Adjusted EBITDA, as calculated in the attached schedule, was $20 million, as compared to $15 million in the prior quarter and year-ago quarters. The improvements are primarily from reductions made to SG&A expenses.

Interest expense for the first quarter 2009 was $11 million, down $2 million from the prior quarter and down $4 million from the year-ago quarter. The sequential and year-over-year decrease is attributable to debt reduction transactions in prior periods and a lower variable interest rate on our secured term loan. Additionally, as per SOP 90-7, interest for debt obligations that are subject to compromise under the proposed consensual financial restructuring has not been accrued since the Petition Date.

Net income was $14 million in the first quarter 2009 (including a $17 million gain from reorganization items as a result of the bankruptcy filing and a $3 million loss on foreign currency transactions primarily from intercompany debt agreements), as compared to net losses of ($35) million in the fourth quarter 2008 (including a $34 million loss on foreign currency transactions) and of ($3) million in the first quarter 2008 (including a $2 million gain on foreign currency transactions).

Basic and diluted net income per common share were $0.10 and $0.08, respectively, in the first quarter 2009 as compared to basic and diluted net loss per common share of ($0.25) in the prior quarter and basic and diluted net loss per common share of ($0.02) in the year-ago quarter. Adjusted Diluted Net Income Per Common Share, as calculated in the attached schedule, was $0.00 for the first quarter 2009 compared to a loss of ($0.02) for the fourth quarter 2008 and ($0.07) in the year-ago quarter.

Liquidity and Capital Resources

PRIMUS ended the first quarter 2009 with an unrestricted cash balance of $32 million, down $5 million from $37 million as of the end of the fourth quarter 2008. Cash uses were comprised of $11 million on debt coupon and other interest payments, $4 million for reorganization costs, $4 million for working capital and the effect of foreign currency exchange rates, $3 million for capital expenditures and $3 million for scheduled debt principal reductions. These declines were offset by $20 million of Adjusted EBITDA.

Free Cash Flow for the first quarter 2009, as calculated in the attached schedule, was $2 million (with $5 million provided by operating activities and $3 million utilized for capital expenditures) as compared to negative ($1) million in the prior quarter and negative ($14) million in the year-ago quarter.

The principal amount of PRIMUS's long-term debt obligations (both current and non-current portions) as of March 31, 2009 was $136 million, which excludes liabilities that are subject to compromise under the Company’s plan of reorganization. Per SOP 90-7, obligations subject to compromise under the reorganization, totaling $451 million, have been accounted for as Liabilities Subject to Compromise on the consolidated balance sheet and therefore excluded from long-term obligations. However, not all of the $451 million of the Liabilities Subject to Compromise are expected to be relieved. The Company’s proposed plan of reorganization contemplates $124 million of debt, in addition to the $136 million above, to be reinstated.

* * *

PRIMUS Telecommunications Group, Incorporated (OTCBB: PRTL) is an integrated communications services provider offering international and domestic voice, voice-over-Internet protocol (VOIP), Internet, wireless, data and hosting services to business and residential retail customers and other carriers located primarily in the United States, Canada, Australia, the United Kingdom and western Europe. PRIMUS provides services over its global network of owned and leased transmission facilities, including approximately 500 points-of-presence (POPs) throughout the world, ownership interests in undersea fiber optic cable systems, 18 carrier-grade international gateway and domestic switches, and a variety of operating relationships that allow it to deliver traffic worldwide. Founded in 1994, PRIMUS is based in McLean, Virginia.

* * *

Statements in this press release concerning the plan of reorganization, financing requirements, post-restructuring financial condition, prospects, cash flow and investments, first quarter 2009 financial performance, financial condition and ongoing impacts on our operations and objectives constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on current expectations, and are not strictly historical statements. In some cases, you can identify forward-looking statements by terminology such as "if," “may,” “should,” “believe,” “anticipate,” “future,” “forward,” “potential,” “estimate,” “reinstate,” “opportunity,” “goal,” “objective,” “exchange,” “growth,” “outcome,” “could”, “expect,” “intend,” “plan,” “strategy,” “provide,” “commitment,” “result,” “seek,” “pursue,” “ongoing,” “include” or the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments which are believed to be reasonable as of the date of this filing. Factors and risks that could cause actual results or circumstances to differ materially from those set forth or contemplated in forward-looking statements include, without limitation: (i) the ability of the Holding Companies to obtain requisite consent and support of the senior secured term loan lenders (the “Term Loan Group”) and to confirm and to consummate the contemplated Chapter 11 plans of reorganization; (ii) the potential adverse impact of the Chapter 11 filings on the operations, management and employees of the Holding Companies and their operating subsidiaries, and the risks associated with operating businesses under Chapter 11 protection; (iii) the potential need to modify or amend the contemplated Chapter 11 plan of reorganization, (iv) the potential need to secure an approved debtor-in-possession financing facility; (v) the ability to service substantial indebtedness; (vi) customer, vendor, carrier and third-party responses to the Chapter 11 filings; (vii) potential adverse actions that may be pursued by certain senior lenders including the Term Loan Group; and (viii) the risk factors or uncertainties listed from time to time in our filings with the Securities and

Exchange Commission (including those listed under captions “MD&A— Liquidity and Capital Resources — Short- and Long-Term Liquidity Considerations and Risks;” “Special Note Regarding Forward Looking Statements;” and “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q) and with the U.S. Bankruptcy Court in connection with the Holding Companies’ Chapter 11 filing, including but not limited to (a) the continuation (or worsening) of trends involving the strengthening of the U.S. dollar, as well as general fluctuations in the exchange rates of currencies, particularly any strengthening of the United States dollar relative to foreign currencies of the countries where we conduct our foreign operations; (b) the possible inability to raise additional capital or refinance indebtedness when needed, or at all, whether due to adverse credit market conditions, our credit profile or otherwise; (c) a continuation or worsening of turbulent or weak financial and capital market conditions; (d) a continuation or worsening of global recessionary economic conditions, including the effects of such conditions on our customers and our accounts receivables and revenues; (e) fluctuations in prevailing trade credit terms due to the Holding Companies’ Chapter 11 filings or uncertainties concerning our financial position, or otherwise; and (f) adverse regulatory rulings or changes in the regulatory schemes or requirements and regulatory enforcement in the markets in which we operate and uncertainty regarding the nature and degree of regulation relating to certain services. As such, actual results or circumstances may vary materially from such forward-looking statements or expectations. Readers are also cautioned not to place undue reliance on these forward-looking statements which speak only as of the date these statements were made. We are not necessarily obligated to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

This release includes certain non-GAAP financial measures as defined under SEC rules, which include Adjusted EBITDA, Adjusted Diluted Income (Loss) Per Common Share, and Free Cash Flow. As required by SEC rules, we have provided a reconciliation of these measures to the most directly comparable GAAP measures, which is contained in the tables to this release and on our website at www.primustel.com. Additionally, information regarding the purpose and use for these non-GAAP financial measures is set forth with this press release in our Current Report on Form 8-K filed with the SEC on March 20, 2009 and available on our website.

For more information:

John DePodesta

Executive Vice President

PRIMUS Telecommunications Group, Incorporated

703 748-8050

ir@primustel.com

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	For the Three Months Ended March 31,
	2009	2008
NET REVENUE	$194,474	$225,434

OPERATING EXPENSES
Cost of revenue (exclusive of depreciation shown below)	129,374	141,484
Selling, general and administrative	45,436	68,858
Depreciation and amortization	6,096	7,959
(Gain) loss on sale or disposal of assets	(59)	(2,580)

Total operating expenses	180,847	215,721

INCOME FROM OPERATIONS	13,627	9,713

INTEREST EXPENSE	(10,776)	(15,193)
ACCRETION ON DEBT PREMIUM (DISCOUNT), NET	189	(30)
GAIN (LOSS) ON EARLY EXTINGUISHMENT OR RESTRUCTURING OF DEBT	—	2,310
INTEREST AND OTHER INCOME	235	1,062
FOREIGN CURRENCY TRANSACTION GAIN (LOSS)	(3,049)	1,707

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE REORGANIZATION ITEMS AND INCOME TAXES	226	(431)

REORGANIZATION ITEMS, net	16,568	—

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	16,794	(431)

INCOME TAX EXPENSE	(2,797)	(2,420)

INCOME (LOSS) FROM CONTINUING OPERATIONS	13,997	(2,851)

INCOME (LOSS) FROM DISCONTINUED OPERATIONS, net of tax	(393)	(45)
GAIN FROM SALE OF DISCONTINUED OPERS., net of tax	251	—

NET INCOME (LOSS)	13,855	(2,896)

Less: Net (income) loss attributable to the noncontrolling interest	136	(103)

NET INCOME (LOSS) ATTRIBUTABLE TO PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED	$13,991	$(2,999)

BASIC INCOME (LOSS) PER COMMON SHARE:
Income (loss) from continuing operations attributable to Primus Telecommunications Group, Incorporated	$0.10	$(0.02)
Income (loss) from discontinued operations	—	—
Gain from sale of discontinued operations	—	—

Net income (loss) attributable to Primus Telecommunications Group, Incorporated	$0.10	$(0.02)

DILUTED INCOME (LOSS) PER COMMON SHARE:
Income (loss) from continuing operations attributable to Primus Telecommunications Group, Incorporated	$0.08	$(0.02)
Income (loss) from discontinued operations	—	—
Gain from sale of discontinued operations	—	—

Net income (loss) attributable to Primus Telecommunications Group, Incorporated	$0.08	$(0.02)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	142,695	142,633

DILUTED	169,449	142,633

AMOUNTS ATTRIBUTABLE TO COMMON SHAREHOLDERS OF PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
Income (loss) from continuing operations, net of tax	$14,133	$(2,954)
Loss from discontinued operations	(393)	(45)
Gain from sale of discontinued operations	251	—

Net income (loss)	$13,991	$(2,999)

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED CONDENSED BALANCE SHEET

(in thousands)

(unaudited)

March 31, 2009
Cash and cash equivalents	$32,036
Restricted Cash	320
Accounts receivable, net	90,153
Other current assets	17,067

TOTAL CURRENT ASSETS	139,576

Restricted cash	7,897
Property and equipment, net	107,987
Goodwill	32,003
Other intangible assets, net	522
Other assets	18,033

TOTAL ASSETS	$306,018

Accounts payable	$49,836
Accrued interconnection costs	38,996
Deferred revenue	12,551
Accrued expenses and other current liabilities	42,055
Accrued income taxes	18,441
Accrued interest	825
Current portion of long-term obligations	105,847

TOTAL CURRENT LIABILITIES	268,551

Non-current portion of long-term obligations	29,798

TOTAL LIABILITIES NOT SUBJECT TO COMPROMISE	298,349

Liabilities subject to compromise	451,050

TOTAL LIABILITIES	749,399

Stockholders’ deficit	(443,381)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$306,018

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended
	March 31, 2009	December 31, 2008	March 31, 2008
NET INCOME (LOSS) ATTRIBUTABLE TO PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED	$13,991	$(35,336)	$(2,999)
Reorganization items, net	(16,568)	—	—
Share-based compensation expense	16	69	62
Depreciation and amortization	6,096	7,390	7,961
(Gain) loss on sale or disposal of assets	(59)	1,013	(2,580)
Interest expense	10,776	12,331	15,193
Accretion on debt (premium) discount, net	(189)	(127)	30
(Gain) loss on early extinguishment or restructuring of debt	—	(2,264)	(2,310)
Interest and other (income) expense	(235)	(486)	(1,062)
Foreign currency transaction (gain) loss	3,049	34,359	(1,707)
Income tax (benefit) expense	2,797	(1,893)	2,420
Minority interest expense	(136)	321	103
(Income) loss from discontinued operations, net of tax	393	(176)	45
Gain from sale of discontinued operations, net of tax	(251)	—	—

ADJUSTED EBITDA	$19,680	$15,201	$15,156

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

RECONCILIATION OF DILUTED NET INCOME (LOSS) PER COMMON SHARE TO

ADJUSTED DILUTED NET LOSS PER COMMON SHARE

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31, 2009	December 31, 2008	March 31, 2008
NET INCOME (LOSS) ATTRIBUTABLE TO PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED	$13,991	$(35,336)	$(2,999)
Add:
Reorganization items, net	(16,568)	—	—
(Gain) loss on sale or disposal of assets	(59)	1,013	(2,580)
(Gain) loss on early extinguishment or restructuring of debt	—	(2,264)	(2,310)
Foreign currency transaction (gain) loss	3,049	34,359	(1,707)
(Income) loss from discontinued operations, net of tax	393	(176)	45
Gain from sale of discontinued operations, net of tax	(251)	—	—

ADJUSTED NET INCOME (LOSS)	$555	$(2,404)	$(9,551)

DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	169,449	142,674	142,633

DILUTED NET INCOME (LOSS) PER COMMON SHARE	$0.08	$(0.25)	$(0.02)

ADJUSTED DILUTED NET INCOME (LOSS) PER COMMON SHARE	$0.00	$(0.02)	$(0.07)

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

RECONCILIATION OF NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES

TO FREE CASH FLOW

(in thousands)

(unaudited)

	Three Months Ended
	March 31, 2009	December 31, 2008	March 31, 2008
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES BEFORE REORGANIZATION ITEMS	$4,643	$4,084	$(7,528)
Net cash used in purchase of property and equipment	(2,786)	(4,684)	(6,858)

FREE CASH FLOW	$1,857	$(600)	$(14,386)